                              AMENDED AND RESTATED
                             INTERCREDITOR AGREEMENT

     This Amended and Restated Intercreditor Agreement ("Agreement") is executed by and among NATIONSBANK OF TEXAS, N.A., in its individual corporate capacity as Lender under the NationsBank Security Agreement defined below ("NationsBank"), COMPUCOM SYSTEMS, INC. a Delaware corporation ("Debtor"), IBM CREDIT CORPORATION, a Delaware corporation ("IBM Credit") and NATIONSBANK OF TEXAS, N.A., in its capacity as Administrative Agent under the MSAA defined below ("Administrative Secured Party"), as follows:

                                 I. DEFINITIONS

The following terms shall have the meanings defined hereinbelow:

     "IBM CREDIT COLLATERAL" means the following collateral described in the IBM Credit Security Agreement: accounts; inventory and equipment (and all accessions, accessories, additions, and attachments thereto, and all exchanges, parts, products, replacements, repossessions, returns and substitutions thereof); general intangibles (including, but not limited to, copyrights, incentive payments, rebates, discounts, credits, refunds and all contract rights); instruments; chattel paper; furniture and fixtures; reserves; deposit accounts; and documents of title, and all proceeds and insurance proceeds of all of the foregoing.

     "IBM CREDIT INVENTORY" means all specific items of inventory and equipment manufactured or sold by International Business Machines Corporation or any of its affiliates or Lexmark International, Inc. or bearing the trademark, trade name or label of International Business Machines Corporation or any of its affiliates or Lexmark International, Inc., and all parts thereof, attachments, additions, accessories and accessions thereto, all documents, substitutions, repossessions, and returns thereof, all general intangibles owing to Debtor by International Business Machines Corporation or any of its affiliates or Lexmark International, Inc. in connection with Debtor's purchase of such inventory, including, but not limited to, contracts, credits, discounts, rebates and incentive payments, whether now owned or hereafter acquired or existing. "IBM Credit Inventory" also includes (i) IBM Credit Identifiable Cash Proceeds, (ii) insurance proceeds and (iii) proceeds arising after repossession of IBM Credit Inventory and upon disposition thereof under the IBM Credit Security Agreement, but "IBM Credit Inventory" does not include other proceeds and does not include Returned Inventory.

     "IBM CREDIT IDENTIFIABLE CASH PROCEEDS" means identifiable cash or checks, or similar instruments, directly paid to Debtor by a buyer as consideration of a sale by Debtor of IBM Credit Inventory, and segregated deposit accounts solely containing such identifiable cash, checks or similar instruments, but does not include any such cash after it has been commingled with other funds of Debtor and does not include any such cash or checks after the same may have been delivered to NationsBank for application to the NationsBank

     Obligations. IBM Credit Identifiable Cash Proceeds does not include any proceeds of any account which is proceeds of IBM Credit Inventory.

     "IBM CREDIT SECURITY AGREEMENT" means that certain Agreement for Wholesale Financing dated August 27, 1991, by and between Debtor and IBM Credit providing for the extension of credit by IBM Credit to Debtor for the acquisition of IBM Credit Inventory, and granting to IBM Credit a security interest in the IBM Credit Collateral to secure Debtor's obligations to IBM Credit as set forth therein, as amended from time to time, and all renewals, extensions, modifications, amendments, supplements, and restatements thereof.

     "IBM CREDIT OBLIGATIONS" means all obligations and indebtedness from time to time owing by Debtor to IBM Credit, any and all renewals and extensions thereof.

     "NATIONSBANK COLLATERAL" means all "Collateral" defined in the NationsBank Security Agreement (which is incorporated herein by reference) and includes, without limitation, collectively all of the following, now owned and hereafter acquired: Receivables, Inventory and Equipment, and all computer programs, applications, discs, software, files and other records pertaining to any Collateral. Collateral also includes all proceeds of any of the foregoing at any time arising, including insurance proceeds. As used in this definition of Collateral: "Receivables" means all present and future accounts, chattel paper, contract rights, documents, instruments, deposit accounts, and general intangibles now or hereafter owned, held, or acquired by CompuCom and includes, without limitation, all of the following: all of CompuCom's accounts receivable, including all rights to payment for goods sold or leased or for services rendered, whether or not earned by performance (and in any case where an account arises from the sale of goods, the interest of CompuCom in such goods); lease receivables; license receivables; notes receivable; all other rights to receive payments of money from any Person; CompuCom's right, title and interest under equipment leases; CompuCom's rights under any service, lease rental, consulting or similar agreements; trademarks, trade names and service marks; rights or claims under contracts; all tax refunds or claims for tax refunds; books of account, customer lists and other records relating in any way to any of the foregoing; "Inventory" means all of CompuCom's inventory now or hereafter owned, acquired, possessed, held on consignment or held for sale or return, including raw materials, work in process, finished goods and all other goods held for sale or lease, wherever located. "Inventory" also includes Returned Inventory; "Equipment" means all equipment and other goods used or useable in CompuCom's business, now owned and hereafter acquired by CompuCom, and all tools, parts, accessories, processes, plans, manuals and specifications relating thereto.

     "NATIONSBANK OBLIGATIONS" means all "Obligations" defined in the NationsBank Security Agreement, which includes without limitation, (i) all obligations and indebtedness now or hereafter owing by CompuCom under the NationsBank Security Agreement, and any and all future amendments, modifications, supplements, extensions or restatements of the NationsBank Security Agreement, or otherwise arising in connection with such agreement or any of the other Loan Documents defined therein, including without limitation, all loan repayment obligations, accrued interest and fees, costs and expenses as provided by such agreement or any of the other Loan Documents defined therein, and any other amounts from time to time owing by CompuCom to NationsBank in connection therewith; (ii) any and all other indebtedness and obligations of every kind and character now or hereafter owing by CompuCom to NationsBank, whether direct or indirect, primary or secondary, joint, several, or joint and several, fixed or contingent, including indebtedness and obligations, if any, which may be assigned to or acquired by NationsBank; and (iii) any and all renewals and extensions of the foregoing, or any part thereof, it being understood that NationsBank and CompuCom may agree to increase the amount of the Obligations from time to time, without requirement of additional notice, consent or amendment with respect to this Agreement.

     "NATIONSBANK SECURITY AGREEMENT" means the certain Financing and Security Agreement dated August 4, 1993, as amended by the following: First Amendment to Financing and Security Agreement dated effective March 31, 1994; Second Amendment to Financing and Security Agreement dated effective December 12, 1994, Third Amendment to Financing and Security Agreement dated effective April 26, 1995, Fourth Amendment to Financing and Security Agreement dated effective April 1, 1995 and Fifth Amendment to Financing and Security Agreement of even date herewith, providing for extensions of credit by NationsBank to Debtor, and granting to NationsBank a continuing security interest and lien in and to the NationsBank Collateral to secure the NationsBank Obligations, as set forth therein, and all renewals, extensions, modifications, amendments, supplements, and restatements thereof.

     "MSAA" means the certain Master Security and Administration Agreement of even date herewith among CompuCom, Administrative Secured Party, and NationsBank, CSI Funding Inc., a Delaware corporation, and Enterprise Funding Corporation, a Delaware corporation, as Beneficial Secured Parties thereunder, and all renewals, extensions, modifications, amendments, supplements, and restatements thereof.

     "MSAA COLLATERAL" means all "Collateral" as defined under the MSAA which includes, without limitation, all accounts and all proceeds thereof.

     "MSAA SECURED OBLIGATIONS" means the "Secured Obligations" as defined under the MSAA, which definition hereby is incorporated herein by reference.

     "RETURNED INVENTORY" means goods which have been segregated from other inventory of Debtor and are identifiable as having been returned to Debtor by any account debtor of Debtor during any time when an Event of Default exists under the NationsBank Security Agreement.

                                  II. RECITALS

     a. IBM Credit from time to time extends credit to Debtor to enable Debtor's purchase of IBM Credit Inventory; Debtor has granted to IBM Credit a security interest in the IBM Credit Collateral as provided by the IBM Credit Security Agreement;

     b. NationsBank from time to time extends credit to Debtor as provided by the NationsBank Security Agreement; the NationsBank Obligations are secured by security interests in the NationsBank Collateral.

     c. It is proposed that CompuCom grant to Administrative Secured Party a continuing security interest in the MSAA Collateral as provided by the MSAA.

     d. NationsBank and IBM Credit are not willing to make loans to Debtor, and Administrative Secured Party is not willing to enter into the MSAA, unless Debtor, NationsBank, Administrative Secured Party and IBM Credit make certain agreements regarding the relative priority of their respective interests, as provided hereinbelow.

     NOW THEREFORE, for and in consideration of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which hereby is acknowledged, and in consideration of the mutual agreements provided herein, and the benefits deriving therefrom, IBM Credit, Debtor, NationsBank and Administrative Secured Party each hereby agrees as follows:

     1. It is expressly agreed that Administrative Secured Party's rights in and to all MSAA Collateral shall be first, senior and prior to the rights and remedies of IBM Credit therein, and any and all security interests, liens, or other rights now or hereafter claimed by IBM Credit with respect to any of the MSAA Collateral shall be and hereby are expressly made subordinate and junior to any and all security interests, liens, or other rights now or hereafter claimed by Administrative Secured Party therein. It is expressly agreed that NationsBank's rights in and to all NationsBank Collateral other than the IBM Credit Inventory shall be first, senior and prior to the rights and remedies of IBM Credit therein, and any and all security interests, liens, or other rights now or hereafter claimed by IBM Credit with respect to any of the NationsBank Collateral other than the IBM Credit Inventory shall be and hereby are expressly made subordinate and junior to any and all security interests, liens, or other rights now or hereafter claimed by NationsBank therein.

     2. It is expressly agreed that IBM Credit's rights in and to all IBM Credit Inventory shall be first, senior and prior to the rights and remedies of NationsBank therein, and any and all security interests, liens, or other rights now or hereafter claimed by NationsBank with respect to the IBM Credit Inventory shall be and hereby are expressly made subordinate and junior to any and all security interests, liens, or other rights now or hereafter claimed by IBM Credit therein.

     3. Without limiting the agreements above, it is agreed that any and all proceeds of IBM Credit Inventory, including without limitation cash proceeds, accounts, instruments, chattel paper, or general intangibles (BUT EXCLUDING (i) IBM Credit Identifiable Cash Proceeds, (ii) insurance proceeds, (iii) proceeds arising after repossession of IBM Credit Inventory and upon disposition thereof under the IBM Credit Security Agreement and (iv) any general intangibles specifically defined as being included within the IBM Credit Inventory), shall at all times be and remain subject to the first and prior security interests of Administrative Secured Party and NationsBank, respectively, and any and all security interests and liens now or hereafter claimed by IBM Credit in any of such proceeds shall at all times be and remain subordinate and junior to any and all security interests, liens and other rights now or hereafter claimed therein by Administrative Secured Party or NationsBank, respectively.

     4. In the event that IBM Credit seeks to foreclose or otherwise realize upon the IBM Credit Inventory, NationsBank agrees not to interfere in any way with such proceeding or actions, or to restrict access by IBM Credit to the IBM Credit Inventory for purposes of satisfying the IBM Credit Obligations; PROVIDED, HOWEVER, that IBM Credit agrees that until termination of this Agreement (as defined in paragraph 14 below) IBM Credit shall not take any action (and shall have no right) to foreclose, repossess, marshal, control, or exercise any remedies or otherwise realize upon any of the MSAA Collateral, or the NationsBank Collateral other than the IBM Credit Inventory, unless otherwise agreed to in writing between Administrative Secured Party or NationsBank, as the case may be, and IBM Credit. In the event that NationsBank seeks to foreclose or otherwise realize upon the NationsBank Collateral, IBM Credit agrees not to interfere in any way with such proceeding or actions, or to restrict access by NationsBank to the NationsBank Collateral for purposes of satisfying the NationsBank Obligations; PROVIDED, HOWEVER, that NationsBank agrees that until termination of this Agreement (as defined in paragraph 14 below) NationsBank shall not take any action (and shall have no right) to foreclose, repossess, marshal, control, or exercise any remedies or otherwise realize upon the IBM Credit Inventory unless otherwise agreed to in writing between NationsBank and IBM Credit. In the event that Administrative Secured Party seeks to foreclose or otherwise realize upon the MSAA Collateral, IBM Credit agrees not to interfere in any way with such proceeding or actions, or to restrict access by Administrative Secured Party to the MSAA Collateral for purposes of administering and enforcing the MSAA.

     5. Until termination of this Agreement, IBM Credit shall not make any contact or communications, directly or indirectly, with any account debtor or obligor with respect to any accounts or other property included within the MSAA Collateral or the NationsBank Collateral including, without limitation, notification or confirmation, without the prior written consent of Administrative Secured Party and NationsBank, and IBM Credit agrees that if it from time to time comes into possession of any payments, distributions, property, security, or proceeds in respect of indebtedness owing by any such account debtors, or any other proceeds of the NationsBank Collateral (other than (i) IBM Credit Identifiable Cash Proceeds, (ii) insurance proceeds, (iii) proceeds arising after repossession of IBM Credit Inventory and upon disposition thereof under the IBM Credit Security Agreement and (iv) any general intangibles specifically defined as being included within the IBM Credit Inventory), all of such amounts shall be held in trust for the benefit of MSAA and NationsBank, as their respective interests may appear, and shall be paid as soon as reasonably possible to Administrative Secured Party or NationsBank, as their respective interests appear, for the account of Debtor.

     6. It is understood and agreed that NationsBank may release any person or entity now or hereafter liable upon any of the NationsBank Obligations, or permit substitutions, withdrawals or release of any security or collateral at any time securing same, or renew, extend or accept partial payments upon any of the NationsBank Obligations, or amend or modify the terms of any instrument or agreement evidencing or securing same, or any part thereof, in such manner and at such times from time to time, without notice to or consent from IBM Credit as NationsBank may determine in its sole discretion without in any manner impairing the rights and obligations under this Agreement. NationsBank shall not at any time be required to institute suit or exercise or exhaust remedies against any person or entity obligated to pay any of the NationsBank Obligations prior to exercising its rights or receiving the benefits of this Agreement. It is understood and agreed that Administrative Secured Party may permit substitutions, withdrawals or release of any MSAA Collateral, or amend or modify the terms of the MSAA, in such manner and at such times from time to time, without notice to or consent from IBM Credit as Administrative Secured Party may determine in its sole discretion without in any manner impairing the rights and obligations under this Agreement. It is understood and agreed that IBM Credit may release any person or entity now or hereafter liable upon any of the IBM Credit Obligations, or permit substitutions, withdrawals or release of any security or collateral at any time securing same, or renew, extend or accept partial payments upon any of the IBM Credit Obligations, or amend or modify the terms of any instrument or agreement evidencing or securing same, or any part thereof, in such manner and at such times from time to time, without notice to or consent from Administrative Secured Party or NationsBank as IBM Credit may determine in its sole discretion without in any manner impairing the rights and obligations under this Agreement. IBM Credit shall not at any time be required to institute suit or exercise or exhaust remedies against any person or entity obligated to pay any of the IBM Credit Obligations prior to exercising its rights or receiving the benefits of this Agreement.

     7. As between Administrative Secured Party and NationsBank, on the one hand, and IBM Credit on the other, the subordinations, agreements and priorities specified hereinabove are applicable irrespective of the validity or the time or order of attachment or perfection of the security interests or other interests referred to herein, the time or order of filing of financing statements, the acquisition of purchase money or other security interests, or the time of giving or failure to give notice of the acquisition or expected acquisition of purchase money or other security interests, PROVIDED THAT the priorities established hereunder are solely for the respective benefit of IBM Credit, Administrative Secured Party and NationsBank and shall not entitle any other person or entity, or any trustee in bankruptcy to priority over IBM Credit, Administrative Secured Party or NationsBank. The relative priorities specified herein shall apply as between IBM Credit, on the one hand, and Administrative Secured Party and NationsBank, on the other, notwithstanding any liquidation of the MSAA Collateral, the NationsBank Collateral or the IBM Credit Collateral or any liquidation or insolvency of Debtor. Should NationsBank's security interests in the NationsBank Collateral or Administrative Secured Party's security interest in the MSAA Collateral at any time be determined to be unperfected, or should any such security interest be determined by a court to be voidable under any applicable law, then any MSAA Collateral or NationsBank Collateral which from time to time may be received by IBM Credit shall be paid forthwith by IBM Credit to Administrative Secured Party or NationsBank, as their interests may appear, for the account of Debtor. Should IBM Credit's security interests in the IBM Credit

Inventory at any time be determined to be unperfected, or should any such security interest be determined by a court to be voidable under any applicable law, then any and all IBM Credit Inventory which from time to time may be received by NationsBank shall be paid forthwith by NationsBank to IBM Credit for the account of Debtor. This Agreement shall remain in full force and effect regardless of whether any party hereto in the future seeks to rescind, amend, terminate or reform, by litigation or otherwise, its respective agreements with Debtor.

     8. Until termination of this Agreement, in the event of any liquidation or dissolution of Debtor, whether partial or complete, voluntary or involuntary, by operation of law or otherwise, or in the event of any receivership, insolvency or bankruptcy proceedings by or against Debtor under any bankruptcy or insolvency laws: (1) any and all amounts which thereafter shall be payable or deliverable to IBM Credit upon or with respect to any property defined herein as being within the MSAA Collateral or the NationsBank Collateral (other than the IBM Credit Inventory) shall immediately be paid or delivered directly to Administrative Secured Party or NationsBank, as their interests may appear, for the account of Debtor, and (2) any and all amounts which thereafter shall be payable or deliverable to NationsBank upon or with respect to any property defined herein as being within the IBM Credit Inventory shall immediately be paid or delivered directly to IBM Credit for application in reduction of the IBM Credit Obligations.

     9. Until termination of this Agreement, in the event any proceeds or other amounts at any time are received by IBM Credit in respect of the MSAA Collateral or the NationsBank Collateral other than as expressly allowed hereunder, IBM Credit shall forthwith deliver same to Administrative Secured Party or NationsBank, as their interests may appear, in the form received, with any endorsement or assignment if requested by Administrative Secured Party or NationsBank, for, and until so delivered, all of such amounts shall be held in trust by IBM Credit as the property of Administrative Secured Party or NationsBank, as their interests may appear. In the event any proceeds or other amounts at any time are received by NationsBank in respect of the IBM Credit Collateral other than as expressly allowed hereunder, NationsBank shall forthwith deliver same to IBM Credit in the form received, with any endorsement or assignment if requested by IBM Credit, for application in reduction of the IBM Credit Obligations whether or not due or mature, until the IBM Credit Obligations have been paid in full, and until so delivered, all of such amounts shall be held in trust by NationsBank as the property of IBM Credit.

     10. This Agreement is an irrevocable and continuing agreement of subordination, and NationsBank and IBM Credit may continue to rely upon same in lending money, extending credit, and making other financial accommodations to or for the account of Debtor, without notice to the other.

     11. IBM Credit and Debtor each represents that IBM Credit's security interests in the IBM Credit Collateral is evidenced by the IBM Credit Security Agreement, and at this time IBM Credit claims no interest in any property of Debtor except as provided in the IBM Credit Security Agreement.

     12. IBM Credit agrees to not assign or transfer the security interests granted under the IBM Credit Security Agreement in all or any part of the IBM Credit Collateral, unless such assignment or transfer is made expressly in writing subject to this Agreement after prior written notice thereof to Administrative Secured Party and NationsBank. Any assignment or transfer of the security interests granted to IBM Credit under the IBM Credit Security Agreement, or any rights of IBM Credit thereunder, shall be deemed to be subject to this Agreement, and any assignee or transferee shall be bound by all terms and provisions hereof.

     13. IBM Credit agrees that the "Overadvance Allowance Amount" as defined in the NationsBank Security Agreement may be increased or decreased to any amount, and the conditions for applicability thereof as prescribed by the NationsBank Security Agreement may be amended, at any time, from time to time, without requirement for consent by IBM Credit. CompuCom agrees to notify IBM Credit of any subsequent agreement to increase the allowed maximum amount of the Overadvance Allowance Amount (as defined in the NationsBank Security Agreement) within a reasonable time after execution thereof (PROVIDED that any delay or failure in providing such notice shall not impair the continued effectiveness of this Agreement with respect to any such agreement).

     14. Whenever, pursuant to this Agreement, IBM Credit is obligated to pay or deliver any proceeds of MSAA Collateral or NationsBank Collateral to "Administrative Secured Party or to NationsBank, as their interests may appear," then, subject to any judicial order to the contrary, IBM Credit shall be deemed to have fulfilled such obligation by tendering same (i) if in the form of payment, jointly payable to NationsBank and Administrative Secured Party or (ii) if delivery of checks or other items in kind, by delivery to an officer of NationsBank under written transmittal addressed jointly to NationsBank and Administrative Secured Party.

     15. Any notice, demand or request shall be in writing and be deemed given upon same being messenger delivered, or deposited in the United States mail, postage prepaid, to the applicable address specified below:

     (a)  If to Debtor:

          CompuCom Systems, Inc.
          10100 North Central Expressway
          Dallas, Texas  75231
          Attention: Robert J. Boutin, Senior Vice President/Finance and Chief Financial Officer

     (b)  If to IBM Credit:

          IBM Credit Corporation
          1500 RiverEdge Parkway
          Atlanta, Georgia  30328

          Attention: Remarketer Financing Center Manager

     (c) If (a) to NationsBank in its individual corporate capacity, addressed to "NationsBank of Texas, N.A." or (b) to Administrative Secured Party, addressed to "NationsBank of Texas, N.A. in its capacity as Administrative Secured Party", and in either case addressed as follows::

          P.O. Box 830732
          Dallas, Texas  75283-0732
          Attn:  NationsBank Business Credit/Department Manager-URGENT

          Or for hand delivery:

          901 Main Street
          6th Floor
          Dallas, Texas
          Attn:  NationsBank Business Credit/Department Manager-URGENT

     16. This Agreement shall remain in full force and effect until the MSAA and the NationsBank Security Agreement each has been terminated and 91 days shall have passed after the payment in full of all MSAA Secured Obligations and NationsBank Obligations without the filing of any petition in bankruptcy by or against Debtor or the occurrence of any other insolvency, receivership or similar proceeding; or, if any bankruptcy or other such proceeding has been filed by or against Debtor, then this Agreement shall not terminate, and shall remain in full force and effect, until the MSAA and the NationsBank Security Agreement each has been terminated , and any such proceeding shall have been dismissed or a determination shall have been made by the court in such proceeding that NationsBank is not required to repay any amounts received in payment of the NationsBank Obligations and that any person having received any amounts in payment or performance of the MSAA Secured Obligations is not required to repay any such amounts, and such dismissal or determinations shall have become final and non-reviewable by appeal or otherwise.

     17. No waiver shall be deemed to have been made by Administrative Secured Party, NationsBank or IBM Credit of their respective rights hereunder unless such waiver is in writing and signed by Administrative Secured Party, NationsBank or IBM Credit, as the case may be (the effect of any such writing being limited to the specific instance specified therein).

     18. If any provisions of this Agreement is for any reason held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect any other provision of this Agreement.

     19. This Agreement is binding upon and inures to the benefit of the parties hereto and their respective assignees, transferees, and successors, and in addition with respect to Administrative Secured Party, to the "Beneficial Secured Parties" as defined by the MSAA. This Agreement shall be governed and construed in accordance with the laws of the State of Texas.

     20. This Agreement may be executed in counterparts, each of which shall be an original, but all of which, taken together, shall constitute one and the same instrument. A telecopy of any such executed counterpart shall be valid as an original.

     SIGNED effective as of April 1, 1996.


                                       NATIONSBANK OF TEXAS, N.A.
                                       in its individual corporate capacity
                                       under the NationsBank Security Agreement as defined herein


                                       By: /S/ SALLY GLYNN
                                          -----------------------------------
                                       Name: Sally Glynn
                                             --------------------------------
                                       Title: Senior Vice President
                                             --------------------------------


                                       NATIONSBANK OF TEXAS, N.A.
                                       in its corporate capacity as
                                       Administrative Secured Party under the
                                       MSAA as defined herein


                                       By: /s/ Sally Glynn
                                          -----------------------------------
                                       Name: Sally Glynn
                                             --------------------------------
                                       Title: Senior Vice President
                                             --------------------------------

                                       COMPUCOM SYSTEMS, INC.


                                       By: /s/ Robert J. Boutin
                                          -----------------------------------
                                       Name: Robert J. Boutin
                                             --------------------------------
                                       Title: Senior Vice President and
                                             --------------------------------


                                       IBM CREDIT CORPORATION


                                       By: /s/ Michael Burdian
                                          ------------------------------------
                                       Name: Michael Burdian
                                             ---------------------------------
                                       Title: Manager, Working Capital Practice
                                             ----------------------------------

ACKNOWLEDGMENT AND CONSENT
BY BENEFICIAL SECURED PARTIES UNDER
MASTER SECURITY AND ADMINISTRATION AGREEMENT

     NationsBank, CSI Funding, Inc. and Enterprise Funding, Inc., each in its capacity as a "Beneficial Secured Party" under the MSAA, hereby confirms its consent to the foregoing Amended and Restated Security Agreement

NATIONSBANK OF TEXAS, N.A.


By:/s/ Sally Glynn
- -----------------------------------
Name:Sally Glynn
- -----------------------------------
Title: Senior Vice President
- -----------------------------------

CSI FUNDING, INC.

By:/s/ Robert J. Boutin
- -----------------------------------
Name:Robert J. Boutin
- -----------------------------------
Title: President
- -----------------------------------

ENTERPRISE FUNDING CORPORATION

By: /s/ John R. Bulger
Name:     John R. Bulger
Title: Vice President

THE STATE OF TEXAS       )
                         )
COUNTY OF DALLAS         )

     BEFORE ME, the undersinged authority, on this day personally appeared Sally Glynn, Senior Vice Prsident, known to me to be the person and officer whose name is subscribed to the foregoing instrument, and acknowledged to me that the same was the act of said NationsBank of Texas, N.A., a national banking association, acting in its individual corporate capacity as described therein, and that she executed the same for the purposes and consdierations therein expressed.

     GIVEN UNDER MY HAND AND SEAL OF OFFICE this the 5th day of April, 1996.


                                             /s/ Cindy Haskovec
                                             ------------------------------
                                             NOTARY PUBLIC IN AND FOR
                                             THE STATE OF TEXAS
My commission Expires:
_______________________                      CINDY HASKOVEC
                                             ------------------------------
                                             (Printed Name of Notary)


THE STATE OF TEXAS       )
                         )
COUNTY OF DALLAS         )

     BEFORE ME, the undersinged authority, on this day personally appeared Sally Glynn, Senior Vice Prsident, known to me to be the person and officer whose name is subscribed to the foregoing instrument, and acknowledged to me that the same was the act of said NationsBank of Texas, N.A., a national banking association, acting in its individual corporate capacity as described therein, and that she executed the same for the purposes and consdierations therein expressed.

     GIVEN UNDER MY HAND AND SEAL OF OFFICE this the 5th day of April, 1996.


                                             /s/ Cindy Haskovec
                                             ------------------------------
                                             NOTARY PUBLIC IN AND FOR
                                             THE STATE OF TEXAS
My commission Expires:
_______________________                      CINDY HASKOVEC
                                             ------------------------------
                                             (Printed Name of Notary)

THE STATE OF TEXAS       )
                         )
COUNTY OF DALLAS         )

     BEFORE ME, the undersigned authority, on this day personally appeared Robert Boutin, known to me to be the person and officer whose name is subscribed to the foregoing instrument, and acknowledged to me that the same was the act of said CompuCom Systems, Inc., a Delaware corporation,and that he executed the same for the purposes and considerations therein expressed.

     GIVEN UNDER MY HAND AND SEAL OF OFFICE this the 5th day of April, 1996.


                                             /s/ M. Patricia Tarkington
                                             ------------------------------
                                             NOTARY PUBLIC IN AND FOR
                                             THE STATE OF TEXAS

My commission Expires:
     4/1/98                                  M. PATRICIA TARKINGTON
- -----------------------                      ------------------------------
                                             (Printed Name of Notary)


THE STATE OF CONNECTICUT )
                         )
COUNTY OF FAIRFIELD      )

     BEFORE ME, the undersigned authority, on this day personally appeared ROBERT BOUTIN, known to me to be the person and officer whose name is subscribed to the foregoing instrument, and acknowledged to me that the same was the act of said IBM Credit Corporation, a Delaware corporation, and that he executed the same for the purposes and considerations therein expressed.

     GIVEN UNDER MY HAND AND SEAL OF OFFICE this the 1 day of APRIL, 1996.


                                             /s/ Teresa D. Schiff
                                             ------------------------------
                                             NOTARY PUBLIC IN AND FOR
                                             THE STATE OF CONNECTICUT
My commission Expires:
June 30, 1999
- -----------------------                      Teresa D. Schiff
                                             ------------------------------
                                             (Printed Name of Notary)

THE STATE OF TEXAS       )
                         )
COUNTY OF DALLAS         )

     BEFORE ME, the undersigned authority, on this day personally appeared
Sally Glynn, known to me to be the person and officer whose name is subscribed to the foregoing instrument, and acknowledged to me that the same was the act of said NationsBank of Texas, N.A. in its capacity as a Beneficial Secured Party under the MSAA as defined therein, and that she executed the same for the purposes and considerations therein expressed.

     GIVEN UNDER MY HAND AND SEAL OF OFFICE this the 5th day of April, 1996.


                                             /s/ Cindy Haskovec
                                             ------------------------------
                                             NOTARY PUBLIC IN AND FOR
                                             THE STATE OF TEXAS
My commission Expires:
                                             CINDY HASKOVEC
- -----------------------                      ------------------------------
                                             (Printed Name of Notary)


THE STATE OF TEXAS       )
                         )
COUNTY OF DALLAS         )

     BEFORE ME, the undersigned authority, on this day personally appeared ROBERT BOUTIN, known to me to be the person and officer whose name is subscribed to the foregoing instrument, and acknowledged to me that the same was the act of said CSI Funding Inc., a Delaware corporation, in its capacity as a Beneficial Secured Party under the MSAA as defined therein, and that he executed the same for the purposes and considerations therein expressed.

     GIVEN UNDER MY HAND AND SEAL OF OFFICE this the 1 day of APRIL, 1996.


         [SEAL]                              /s/ M. Patricia Tarkington
                                             ------------------------------
                                             NOTARY PUBLIC IN AND FOR
                                             THE STATE OF CONNECTICUT
My commission Expires:
    4/1/98
- -----------------------                      M. PATRICIA TARKINGTON
                                             ------------------------------
                                             (Printed Name of Notary)